COLONY BANKCORP AND SOUTHCREST FINANCIAL GROUP TO COMBINE IN TRANSFORMATIONAL MERGER
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MERGER CREATES GEORGIA’S LARGEST COMMUNITY BANK AND AN ACQUIRER OF CHOICE FOR COMMUNITY BANKS IN GEORGIA AND THE SOUTHEAST

FITZGERALD, GA and ATLANTA, GA (April 22, 2021) – Colony Bankcorp, Inc. (Nasdaq: CBAN) ("Colony" or "the Company"), the holding company for Colony Bank, and SouthCrest Financial Group, Inc. (PK: SCSG) ("SouthCrest"), the holding company for SouthCrest Bank, N.A., today jointly announced the signing of an Agreement and Plan of Merger under which Colony has agreed to acquire 100% of the common stock of SouthCrest in a combined stock-and-cash transaction valued at approximately $84.0 million. Upon completion of the transaction, Colony is expected to have approximately $2.4 billion in assets, $1.4 billion in loans, $2.0 billion in deposits, and $165.8million in tangible common equity. The transaction is expected to be meaningfully accretive to Colony's fully diluted earnings per share in year one, excluding transaction costs.

The Agreement and Plan of Merger has been approved by the Boards of Directors of Colony and SouthCrest. The closing of the transaction, which is expected to occur no later than the fourth quarter of 2021, is subject to customary conditions, including regulatory approval and approval by the shareholders of Colony and SouthCrest.

Under the terms of the Agreement and Plan of Merger, each SouthCrest shareholder will have the right to elect to receive either $10.45 in cash or 0.7318 shares of Colony's common stock in exchange for each share of SouthCrest common or preferred stock, subject to customary proration and allocation procedures such that approximately 27.5% of SouthCrest shares will be converted to cash consideration and the remaining 72.5% of SouthCrest shares will be converted to Colony common stock. Based on Colony’s closing stock price of $15.00 per share as of April 21, 2021, the value of the per share merger consideration is estimated to be $10.83.

Commenting on the announcement, Heath Fountain, President and Chief Executive Officer, said, “We are pleased to announce the acquisition of SouthCrest Financial Group and SouthCrest Bank. This acquisition will allow Colony to accelerate its growth by increasing our footprint to include the attractive Northern Georgia markets and additionally provide us access to the highly populous suburban Atlanta markets. Colony has built a reputation for responsive, high-quality customer service, and in that regard, our two companies share a unique alignment of core philosophies, values and ambitions that should make the integration process simple and, for SouthCrest's customers, seamless and transparent.

“With little overlap in our respective branch networks, we look forward to serving these customers with a broader array of products, capabilities, and resources, including mortgage banking and Small Business Administration lending, which should translate into meaningful enhancements to the way they experience banking. In turn, we expect to realize additional growth in loans and deposits beyond our own organic expansion, as well as greater efficiencies in our business. Moreover, with combined assets of $2.4 billion, Colony will be the largest community bank and the fourth largest bank based in Georgia. We believe significant opportunities exist for continued growth as we increase our combined banks’ operational scale and bring additional resources to our new markets.”

Fountain continued, "Outside of the appealing financial and strategic rationale for this transaction, we also are pleased to note that Harold W. Wyatt, III, Chairman of SouthCrest Financial Group, and Brian D. Schmitt, Chief Executive Officer of SouthCrest Financial Group, will join Colony’s Board of Directors when the acquisition is completed. Brian will also join our executive team in the role of Executive Vice Chairman. I have known Brian for many years and have worked with him at a prior financial institution. He has a deep understanding of suburban Atlanta markets, as well as a keen focus on strategic planning and acquisitions. His knowledge will be invaluable as we continue to grow Colony Bank. Brian will also be joined by several experienced SouthCrest executive team members who will joining the combined company.”

Schmitt commented, "As our company considered various growth and strategic alternatives, our Board was impressed by the Colony team. Colony will provide greater capital resources and operational scale that will allow us to grow as part of the largest community bank in the state. The transaction provides an increased competitive advantage in the banking arena, not only from the standpoint of products and services, but also those related to customer service. I am excited to once again be working with Heath who I have known for many years, as well as his management team. We are pleased that both institutions share commonalities of enhanced service and value.”

Hovde Group, LLC, served as financial advisor and Fenimore, Kay, Harrison & Ford, LLP, provided legal counsel to Colony. Janney Montgomery Scott served as financial advisor to SouthCrest and Alston & Bird, LLP, served as its legal advisor.

Conference Call
Management will host a conference call and webcast to discuss the acquisition of SouthCrest at 8:30 a.m. Eastern Time on Friday, April 23, 2021. The number to call for the interactive teleconference is (877) 317-6789. A telephonic replay of the conference call will be available through Friday, May 7, 2021, by dialing (877) 344-7529 and entering confirmation number 10155222. A live webcast of this conference call will be available under the Shareholder Information section of the Company’s website, www.colony.bank. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Colony Bankcorp
Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia. Colony operates 29 locations throughout Georgia. The Homebuilder Finance Division helps the local construction industry with building and construction loans, and the Small Business Specialty Lending Division assists small businesses with government guaranteed loans. The Bank also helps its customers achieve their goal of home ownership through Colony Bank Mortgage. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on Facebook or on Twitter @colony_bank.

For more information, contact:
Tracie Youngblood
EVP & Chief Financial Officer
(229) 426-6000, ext. 6003

About SouthCrest Financial Group
SouthCrest Financial Group, Inc. is a bank holding company with over $700 million in assets, headquartered in Atlanta, GA. The company operates a nine branch network throughout Georgia through its subsidiary bank, SouthCrest Bank, N.A. The bank provides a full suite of retail, private, entrepreneurial, high-net-worth and commercial banking services, and online banking services.

For more information, contact:
Andy Borrmann
Chief Financial Officer
(678) 734-3505

Forward-Looking Statements
This news release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company's capital ratios. Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, disruption from the Merger with customers, suppliers, employee or other business partners relationships, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the risk of successful integration of SouthCrest's business into the Company, the failure to obtain the necessary approvals by the shareholders of SouthCrest, the amount of the costs, fees, expenses and charges related to the Merger, the ability by the Company to obtain required governmental approvals of the Merger, reputational risk and the reaction of each of the companies' customers, suppliers, employees or other business partners to the Merger, the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, the risk that the integration of SouthCrest's operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, the dilution caused by the Company's issuance of additional shares of its common stock in the merger transaction, and general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's Annual Reports on Form 10-K for the year ended December 31, 2020, and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor SouthCrest undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this new release or any related documents, the Company and SouthCrest claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It
In connection with the proposed Merger, the Company will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 that will include a proxy statement of SouthCrest and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT /PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SOUTHCREST AND THE PROPOSED MERGER. The proxy statement/prospectus will be sent to the shareholders of SouthCrest seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, when filed, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750 Attn: Tracie Youngblood. The Company's telephone number is (229) 426-6000.

Participants in the Transaction
The Company, SouthCrest and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SouthCrest in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about the Company and its directors and officers may be found in the definitive proxy statement of the Company relating to its 2021 Annual Meeting of Shareholders filed with the SEC on April 16, 2021. The definitive proxy statement can be obtained free of charge from the sources described above.